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                                                    Exhibit 10I.3


               SUNQUEST INFORMATION SYSTEMS, INC.
             STOCK INCENTIVE PLAN OF 1996, AS AMENDED


1.   Purpose of the Plan.
     -------------------

The purpose of the Sunquest Information Systems, Inc. Stock Incentive Plan of 1996, as amended, is to promote the interests of Sunquest Information Systems, Inc. and its shareholders by providing an opportunity for employees of the Company and its subsidiaries and other eligible persons to acquire Common Stock of the Company. By promoting such stock ownership, the Company seeks to attract, retain and motivate such employees and other persons and to encourage them to devote their best efforts to the business and financial success of the Company. It is the view of the Company that this purpose will be best achieved by granting certain forms of stock-based incentives and stock options as provided herein. Under the Plan, the Committee shall have the authority to grant incentive stock options, nonqualified stock options, restricted stock and stock appreciation rights on the terms set forth herein.

2.   Definitions.
     -----------

For purposes of the Plan, the following terms shall have the meanings set forth below, unless a different meaning is clearly required by the context:

2.1  "Award" means an Option, SAR or Restricted Stock.

2.2  "Board" means the Board of Directors of the Company.

2.3 "Change in Control" means the occurrence of any of the following events:

          (i)  there is a report filed on Schedule 13D or
               Schedule 14D-1 (or any successor schedule, form, or report), each as adopted under the Exchange Act, disclosing the acquisition of twenty-five percent (25%) or more of the voting stock of the Company in a transaction or series of transactions by any person (as the term "person" is used in Section 13(d) and Section 14(d)(2) of the Exchange
               Act),

          (ii) during any period of twenty-four (24) consecutive calendar months, individuals who at the beginning of such period constitute the directors of the Company cease for any reason to constitute at least a majority thereof unless the election of each new director of the Company was approved or recommended by the vote of at least two-thirds of the directors of the Company then still in office who were directors of the Company at the beginning of any such period,

         (iii) the Company merges with or into or consolidates with another corporation and, after giving effect to such merger or consolidation, less than sixty percent (60%) of the then outstanding voting securities of the surviving or resulting corporation represent or were issued in exchange for voting securities of the

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               Company outstanding immediately prior to such merger or
               consolidation,

          (iv) there is a sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company, or

          (v) the shareholders of the Company shall approve any plan or proposal for the liquidation or dissolution of the Company.

2.4 "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any regulations and rulings issued pursuant thereto.

2.5 "Committee" means the committee appointed by the Board to administer the Plan as described in Section 4.1 hereof or, if no such committee has been appointed by the Board, "Committee" means the Board.

2.6  "Common Stock" means the Common Stock of the Company.

2.7  "Company" means Sunquest Information Systems, Inc., a
     Pennsylvania corporation.

2.8 "Disability" means an inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that may be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months. The determination of Disability shall be made by the Committee on the basis of medical evidence satisfactory to it.

2.9 "Eligible Independent Contractor" means an independent contractor hired by the Company or a Subsidiary to provide consulting services or management advice on a regular basis for the Company or Subsidiary.

2.10 "Employee" means a person who is employed by the Company or any Subsidiary (including directors).

2.11 "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and the rules promulgated thereunder by the Securities and Exchange Commission.

2.12 "Fair Market Value" means, as of any day, the average of the closing prices of sales of shares of Common Stock on all national securities exchanges on which the Common Stock may at the time be listed or, if there shall have been no sales on such day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or if on any day the Common Stock shall not be so listed, the average of the representative bid and asked prices quoted in the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") System for such date or the next preceding date that Common Stock was traded on such market. If at any time there is no public market for the Common Stock, the fair market value of a share of Common Stock shall be the amount determined in good faith by the Committee.

2.13 "ISO" means an Option which, at the time granted, constitutes and shall be treated as an "incentive stock option" as defined in Section 422 of the Code, or its successor.

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2.14 "NSO" means an Option that is intended to be, and qualifies as, a "non-qualified stock option" as described in Treasury
     Regulation Section 1.83-7 (and which shall not constitute nor be treated as an ISO).

2.15 "Option" means a right to purchase Common Stock granted pursuant to the Plan either in the form of an ISO granted to an Employee or a NSO granted to an Employee or Eligible
     Independent Contractor.

2.16 "Optionee" means an Employee or Eligible Independent
     Contractor to whom an Option is granted under the Plan.

2.17 "Option Price" means the purchase price for Common Stock under an Option, as determined in Section 6.1(b) of the Plan.

2.18 "Plan" means the Sunquest Information Systems, Inc. Stock
     Incentive Plan of 1996, as set forth in this document, as the same may be amended from time to time.

2.19 "Recipient" means an Employee or Eligible Independent
     Contractor to whom an Award is granted under the Plan.

2.20 "Restricted Stock" means an award of shares of Common Stock that is subject to restrictions pursuant to Section 8 of the Plan.

2.21 "Rules" means Section 16 of the Exchange Act and the regulations promulgated thereunder by the Securities and Exchange Commission.

2.22 "Stock Appreciation Rights" or "SAR" means the rights granted pursuant to an award under Section 7 of the Plan.

2.23 "Subsidiary" means any corporation which, on the date of determination, qualifies as a subsidiary corporation of the Company under Section 424 of the Code, or any successor provision.

Except where otherwise indicated by the context, any masculine terminology used herein shall also include the feminine and vice versa, and the definition of any term herein in the singular shall also include the plural and vice versa.

3.   Stock Subject to the Plan.
     -------------------------

3.1 The maximum number of shares of Common Stock for which Awards may be granted under the Plan shall not exceed in the aggregate three million eight hundred thousand (3,800,000) shares of Common Stock, subject to adjustment pursuant to Section 3.2 below. Such shares may be authorized but unissued shares, treasury shares, or reacquired shares. In the event the number of shares of Common Stock for which Awards are granted under the Plan (taking into account the share counting requirements established under the Rules) equals the maximum number of shares of Common Stock authorized under the Plan, no further Awards shall be made unless the Plan is amended (in accordance with the Rules, if applicable) or additional shares of Common Stock become available for further Awards. In the event that an Option

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     expires (or otherwise terminates unexercised) or is converted under
     Section 6.2 of the Plan, the Common Stock subject to Option shall again be available for subsequent Awards.

3.2 In the event of any change to the Common Stock (whether by reason of merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination of shares, exchange of shares or any other change in capital structure made without receipt of consideration), then unless such event or change results in the termination of all outstanding Awards, the Committee shall preserve the value of Awards by appropriately adjusting the number or classes of shares that may be subject to Awards, the number or classes of shares theretofore subject to Awards, the Option Price for Options or the per share price of SARs theretofore granted, and by making any and all other adjustments deemed appropriate by the Committee.

4.   Administration of the Plan.
     --------------------------

4.1 The Plan shall be administered by the Board or by a committee of two (2) or more members of the Board who shall be appointed by the Board and who shall serve at the pleasure of the Board.

4.2 The Committee shall, subject to the limitations and terms of the Plan, have the authority:

     (a)  to determine the Recipients of Awards,

     (b) to determine the number of shares to be covered by each Award,

     (c) to determine the terms, conditions, limitations and restrictions, not inconsistent with the terms of the Plan, of Awards (including, without limitation, whether any Option to be granted shall be an ISO or a NSO and the time and conditions for the exercise of Options);

     (d) to determine the form of the consideration that may be used to purchase shares of Common Stock upon the exercise of any Option,

     (e) to amend the terms of any outstanding Awards (with the consent of the Recipient) to reflect terms not otherwise inconsistent with the Plan, including amendments concerning vesting, acceleration, forfeiture, or waiver regarding any Award or the extension of a Recipient's right under an Award, as a result of termination of employment or service (or otherwise), based on such factors as the Committee shall determine in its sole discretion.

4.3 Notwithstanding Section 4.2(b) above, the maximum number of shares of Common Stock for which Options and SARs may be granted to any Employee under the Plan shall not exceed, in the aggregate, one million five hundred thousand (1,500,000) shares of Common Stock during any one calendar year period.

4.4 The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable, and to interpret the terms and provisions of the Plan and any Award (and any agreements relating thereto and to otherwise supervise the administration of the Plan).
     All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons,

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     including the Company, any Subsidiary, and the
     Recipients. No member of the Committee shall be liable for any action taken or decision made in good faith relating to the Plan or any Award.

4.5 It is intended that the Plan comply with Rule 16b-3 under the Exchange Act and all interpretations of the Plan shall be consistent with such Rule and the Exchange Act. In order to maintain compliance with such Rule and the Exchange Act, the Committee may make such rules and impose such limitations as it deems advisable.

5.   Eligibility to Participate in the Plan.
     --------------------------------------

5.1 The Committee may grant NSOs, SARs and Restricted Stock to any Employee or Eligible Independent Contractor. The Committee may grant ISOs to any Employee. The Committee shall have the sole authority to select the Recipients of Awards and the type of Award. Recipients of Awards shall be selected by the Committee from among those Employees and Eligible Independent Contractors who, in the opinion of the Committee, have the capacity to contribute significantly to the long-term value-added performance and growth of the Company or Subsidiary.

5.2  No award may be granted to an Employee or Eligible
     Independent Contractor within six months of his expected retirement date (or expected date of termination of employment or service).

6.   Options.
     -------

6.1 Options may be granted alone, in addition to, or in tandem with other Awards. Options granted under the Plan shall be in such form as the Committee may from time to time approve. The terms and conditions of each Option granted under the Plan shall be specified by the Committee and shall be set forth in a written agreement between the Company and the Optionee in such form as the Committee shall approve (the "Option Agreement"). The terms and conditions of each Option need not be identical to those of any other Option granted hereunder. Each Option Agreement shall contain the following terms and conditions, and such other terms and conditions, not inconsistent with the purpose of the Plan and the requirements of applicable law, as the Committee shall determine:

     (a) Each Option Agreement shall state the total number of shares of Common Stock to which the Option relates.

     (b) Each Option Agreement shall state the Option Price per share for the Common Stock to which the Option relates, which shall not be less than the Fair Market Value per share of the Common Stock on the date the Option is granted, except for certain ISOs described in Subsection 6.1(j) hereof.

     (c) Each Option Agreement shall state the expiration date of the Option to which it relates, which date shall not be later than the tenth anniversary of the date that the Option is granted, except for certain ISOs described in Subsection 6.1(j) hereof. No Option may be exercised by any person after expiration of the term of the Option.

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     (d)  Each Option Agreement shall state the time or times at which Options shall be exercisable and the terms and conditions applicable to such exercise, all as determined by the Committee; provided, however, that except as provided below in Section 6.1(f), (g) and (h) and in Section 11.1, and unless otherwise determined by the Committee at or after the date of the grant, no Option shall be exercisable for a period of six (6) months from the date of grant.

     (e) Upon termination of an Optionee's employment or service with the Company and Subsidiaries for reasons other than termination at or after age 65, Disability or death, the Optionee's Option shall, unless expressly provided otherwise in the Option Agreement, expire on the date of such termination.

     (f) If an Optionee's employment or service with the Company and Subsidiaries terminates at or after age 65, then unless expressly provided otherwise in the Option Agreement, the Optionee may exercise the Option to the extent exercisable at the date of such termination until the earlier of (i) the expiration date of the Option, or (ii) the one hundred eightieth (180) day following such termination.

     (g) In the event of the death of the Optionee while in the employment or service of the Company or Subsidiary, then unless expressly provided otherwise in the Option Agreement, the Option may be exercised, to the extent the Optionee was entitled to do so on the date of his death, by the person or persons to whom the Optionee's rights under the Option pass by will or by applicable law, or if no such person has such right, by his executors or administrators, until the earlier of (i) the expiration date of the Option, or one (1) year after the Optionee's death.

     (h) If an Optionee's employment or service with the Company and Subsidiaries terminates by reason of Disability, then unless expressly provided otherwise in the Option Agreement, the Optionee may exercise the Option to the extent exercisable at the date of such termination until the earlier of (i) the expiration date of the Option, or (ii) one (1) year after the date of such termination.

     (i) The Option Price may be paid, as permitted by the Committee, in cash or check (payable to the order of the Company), in shares of Common Stock already owned by the Optionee having a total Fair Market Value equal to the purchase price, by sale of shares of Common Stock acquired in the exercise of an Option (to the extent such cashless exercise is permitted by the Committee and under the Rules), or any combination thereof approved by the Committee. If payment of the exercise price of an Option is made in whole or in part in shares of Common Stock already owned by the Optionee, the Committee may require that the stock be owned for a period of at least six (6) months. Following the exercise of an Option and the payment of the full Option price, the Company shall issue a stock certificate evidencing the Optionee's ownership of such Common Stock. No shares shall be delivered pursuant to any exercise of an Option until payment in full of the Option Price is received by the Company.

     (j) Any Option intended to be an ISO shall be designated as such in the applicable Option Agreement. No ISO shall be granted to any Employee who, at the time the Option is granted, owns more than 10% of the total combined voting power of all classes of stock of the Company or of its parent corporation (within the meaning of Section 424(e) of

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          the Code) or Subsidiary, unless the
          Option Price is at least 110% of the Fair Market Value of the Common Stock subject to the ISO on the date of grant and the Option by its terms is not exercisable after the expiration of five years from the date the Option is granted. In addition, as determined at the time an ISO is granted, the aggregate Fair Market Value of the Common Stock subject to the ISO (under all plans of the Company and of its parent corporation and Subsidiaries) first exercisable in any calendar year shall not exceed one hundred thousand dollars ($100,000).

     (k) Options by their terms shall not be transferable other than by will or the laws of descent and distribution, and during an Optionee's lifetime, shall be exercisable only by the Optionee.

6.2 The Committee may, in its sole discretion, elect to cash out all or part of the Common Stock to be exercised under an Option by paying the Optionee an amount, in cash, equal to the excess of the Fair Market Value of the Common Stock over the Option Price on the effective date of such exercise. If this conversion right is exercised, an Optionee shall forfeit all other rights associated with such converted Option.

7.   Stock Appreciation Rights.
     -------------------------

7.1  Grant of SARs.  The Committee may grant Stock Appreciation
     -------------
     Rights separate and apart from, or in tandem with, any Option granted under the terms of the Plan. When granted in tandem with Options, SARs may be granted with respect to all or part of the Common Stock under a particular Option, and may be granted coincident with or after the date of grant of the related Option.

7.2  Exercise of SARs.  SARs may be exercised from time to time
     ----------------
     by written notice from the holder thereof to the Company of the holder's intent to exercise the SARs with respect to a specified number of shares. SARs shall entitle the holder thereof, upon exercise, in whole or in part, to receive payment in the amount and form determined pursuant to
     Section 7.3(c). SARs granted in tandem with Options may be exercised only to the extent that the related Option has not been exercised. The exercise of a tandem SAR shall result in a pro rata surrender of the related Option to the extent that the tandem SAR has been exercised. Similarly, the exercise of a related Option shall result in a pro rata surrender of the tandem SAR to the extent that the Option has been exercised.

7.3  Terms and Conditions.  The grant of SARs shall be evidenced
     --------------------
     by a written SAR agreement in a form approved by the Committee. Each SAR agreement shall be consistent with the following express terms and conditions, and shall include such other terms and conditions, consistent with the purposes of the Plan and the requirements of applicable law, as the Committee shall determine:

     (a) SARs shall be exercisable at such time or times and only to the extent specified in the SAR agreement.
          SARs shall in no event be exercisable during the first six (6) months after the date of grant.

     (b) SARs shall not be transferable other than by will or by the laws of descent and distribution, and during the holder's lifetime, shall be exercisable only by the holder.

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     (c)  Upon exercise of SARs, the holder thereof shall be
          entitled to receive an amount equal to the excess of
          (i) the Fair Market Value per share of Common Stock on the day preceding the exercise date over (ii) the price per share stated in the SAR agreement for a SAR not granted in tandem with an Option or the Option Price per share of any related Option for a SAR granted in tandem with an Option, multiplied by the number of shares in respect of which the SARs shall have been exercised. Such amount shall be paid, as determined by the Committee, in the form of (i) cash, (ii) shares of Common Stock with a Fair Market Value on the day preceding the exercise date equal to such amount, or
          (iii) a combination of cash and such Common Stock.

     (d) In no event shall a SAR be exercisable at a time when the Fair Market Value per share of Common Stock is less than the price per share stated in the SAR agreement for a SAR not granted in tandem with an Option or the Option Price per share of any related Option for a SAR granted in tandem with an Option.

     (e)  SARs shall terminate in accordance with the rules in
          Section 6.1(c), (e), (f), (g), and (h) hereof regarding termination of Options.

8.   Restricted Stock.
     ----------------

8.1  Rights As A Stockholder.  The grant of Restricted Stock
     -----------------------
     shall be evidenced by a Restricted Stock agreement issued in accordance with Section 8.2. The Committee shall direct that a certificate or certificates for Restricted Stock be issued to the grantee, and registered in the name of the grantee, who shall have all the rights of a shareholder with respect to the Restricted Stock subject to such restrictions set forth in the Restricted Stock agreement. The certificate or certificates representing the Restricted Stock shall be inscribed with a legend as to the restrictions on sale, transfer, assignment, pledge or other encumbrance during the restricted period as the Committee may impose, and may, if the Committee in its sole discretion should direct, be delivered to and held during the restricted period by the Company, together with a stock power endorsed in blank by the grantee.

8.2  Restrictions.  Each Restricted Stock agreement shall
     ------------
     include such terms and conditions, including with respect to the restricted period, restrictions on sale, transfer, assignment, pledge, or other encumbrance, forfeiture and vesting, that are consistent with the purposes of the Plan and the requirements of applicable law, as the Committee shall determine at the time of granting the Restricted Stock. Any new, additional or different shares or securities resulting from any change to the Common Stock under Section 3.2 shall be subject to the same terms, conditions and restrictions contained in the Restricted Stock agreement to which the Restricted Stock was subject immediately prior to such change. The Committee may, in its discretion, remove, modify or accelerate the release of restrictions on any Restricted Stock in the event of hardship or of Disability of the grantee while employed or in the service of the Company or Subsidiary, or for such other reasons as the Committee may deem appropriate in the event that the grantee ceases to be in employment or service with the Company and Subsidiaries. In the event of the grantee's death following the delivery of Restricted Stock, the personal representative of the grantee's estate or the person or persons to whom the Restricted Stock shall have passed by bequest or the laws of descent and distribution shall take such Restricted Stock subject to the same terms, conditions and restrictions in effect at the time of the grantee's death, to the extent applicable.

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9.   Amendment and Termination.
     -------------------------

     The Board may amend or discontinue the Plan at any time and for any reason (either by resolution or unanimous consent), but no amendment or discontinuation shall be made which would impair a Recipient's rights under an Award theretofore granted without the Recipient's consent, or which, without approval of the Company's shareholders, would require shareholder approval under the Rules.

     The Committee may amend the terms of any Award theretofore granted prospectively or retroactively, but no such amendment shall impair the rights of the Recipient of the Award without the Recipient's consent. The power to amend the terms of any Award shall include, without limitation, the power to reduce the Option Price of any Award, provided that the reduced Option Price shall not be less than the Fair Market Value per share of the Common Stock on the date of the amendment of the Award.

10.  Unfunded Status of the Plan.
     ---------------------------

     The Plan is an unfunded plan for incentive compensation. With respect to any payments not yet made to a Recipient, the Recipient shall not have any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan and to deliver Common Stock or payments in lieu thereof with respect to any Awards.

11.  General Provisions.
     ------------------

11.1 The Committee, in its sole discretion, may provide at the time of granting any Award that the terms of the Award, including but not limited to, the date on which an award vests or becomes exercisable, may be modified in the event of a Change in Control.

11.2 Each Award may provide that the recipient shall deliver to the Committee, upon demand by the Committee, at the time of delivery of any certificates representing shares of Common Stock a written representation that the shares are to be acquired for investment and not for resale or with a view to the distribution thereof. Upon such demand, delivery of such representation prior to delivery of any shares shall be a condition precedent to the right of the Recipient (or any other person) to acquire any shares.

11.3 Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements
     (subject to shareholder approval, if such shareholder approval is required) of general applicability or otherwise.

11.4 Neither the Plan nor any Award shall confer upon any Recipient any right to continued employment or service with the Company or Subsidiary and shall not interfere in any way with the right of the Company or Subsidiary to terminate its relationship with any of its employees, directors or independent contractors at any time.

11.5 No later than the date as of which an amount first becomes includible in the gross income of a Recipient for applicable income tax purposes with respect to any Award, the Recipient shall pay to the Company or make arrangements satisfactory to the Committee regarding the payment of any federal, state or local taxes of any kind required by law to be withheld with

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     respect to such amount.  Unless otherwise determined by the Committee, the minimum required withholding obligations may be settled with Common Stock, including Common Stock that is subject to the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditioned upon such payment or arrangements and the Company shall to the extent permitted by law have the right to deduct any such taxes from any payment of any kind otherwise due to the Recipient.

11.6 The Committee shall establish such procedures as it deems appropriate for a Recipient to designate a beneficiary to whom any amount payable in the event of the Recipient's death are to be paid.

11.7 An Award shall be subject to the condition that any payment thereunder is subject to any listing or registration of the shares of Common Stock subject to the Award, any consent or approval of any governmental body, or any other agreement or consent that the Committee determines is necessary or desirable for such payment.

11.8 The actions of the Committee (including without limitation the determination of Recipients and the terms and conditions of any Awards) need not be uniform and may be undertaken selectively whether or not the Recipients are similarly situated.

11.9 The existence of Awards shall not effect in any way the right or the power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stocks ahead of or effecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

11.10 The Plan shall be governed by and subject to all applicable laws and to the approvals by any governmental agency as may be required.

11.11 If any provision of the Plan shall be illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of the Plan, but the Plan shall be construed and enforced as if such illegal or invalid provision had never been included herein.

11.12 In addition to such other rights of indemnification as they may have as directors or employees of the Company or Subsidiary, the members of the Board and members of the Committee shall be indemnified by the Company against the reasonable expense, including attorney's fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal thereof, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Award, and against all amounts paid by them in settlement therefor (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudicated in such action, suit or proceeding, that such member is liable for negligence or misconduct in the performance of his duties; provided that within sixty (60) days after institution of any such action, suit or proceeding, a member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

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

12.  Effective Date and Term of the Plan.
     -----------------------------------

     The Plan became effective upon approval of the Plan by the Company's shareholders on March 25, 1996. No Awards shall be granted pursuant to the Plan on or after March 25, 2006, but Awards granted prior to such date may extend beyond that date.


                         Date originally approved by the
                         Board of Directors and Stockholders: March 25, 1996

                         Dates amended by the Board of Directors:
                         November 8, 1996, April 3, 1997 and March 12, 1998

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